SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:


                        Date of earliest event reported:
                                 March 19, 2002


                     American Physicians Service Group, Inc.
             (Exact name of registrant as specified in its charter)


     Texas                        0-11453                         75-1458323
  (State of               (Commission File Number)               IRS Employer
Incorporation)                                                Identification No.



1301 Capitol of Texas Highway
Suite C-300
Austin, Texas                                                   78746
(Address of principal executive offices)                      (Zip Code)



                                 (512) 328-0888
              (Registrant's telephone number, including area code)




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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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         On March 19, 2002, pursuant to an unsolicited offer, American
Physicians Service Group, Inc. (the "Company"), sold 1,070,000 of its 1,843,803 shares of $0.01 par value common stock ("Common Stock") of Prime Medical Services, Inc. ("Prime"), which is an affiliate of the Company. The trade was executed through SWS Securities, Inc. a registered broker/dealer. The shares were sold at $6.772 per share with gross proceeds to the Company totaling $7,246,500. The Company originally acquired the shares in 1989. The sale reduced the Company's ownership in Prime from approximately 12% to less than 5% of the total outstanding Common Stock of Prime. Proceeds will be used for general corporate purposes.
         On March 6, 2002 the Company reported an earlier disposition of shares of Prime Common Stock. The Company did not then and currently does not have any specific plan to dispose of additional shares of its Prime Common Stock.
         Prime is a public company whose shares are traded on the NASDAQ exchange.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              American Physicians Service Group, Inc.



Date: April 2, 2002           By:  /s/ W.H. Hayes
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                              Name:    W.H. Hayes
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                              Title:   Sr VP - Finance
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